UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Sec. 240.14a-12

Alkermes plc
(Name of Registrant as Specified In Its Charter)

Sarissa Capital Management LP
Sarissa Capital Offshore Master Fund LP
Sarissa Catapult Holdings Ltd
Sarissa Capital Catapult Fund LLC
Sarissa Capital Hawkeye Fund LP
ISP Fund LP
Sarissa Capital Master Fund II LP
Sarissa Capital Athena Fund Ltd
Atom Master Fund LP
Sarissa Capital Fund GP LP
Sarissa Capital Fund GP LLC
Sarissa Capital Offshore Fund GP LLC
Sarissa Capital Management GP LLC
Alexander J. Denner, Ph.D.
Patrice Bonfiglio
Sarah J. Schlesinger, M.D.

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 6, 2023, Sarissa issued the following investor presentation:

 Alkermes Presentation June 6, 2023

 Alkermes develops, manufactures and commercializes innovative medicines  Global pharma company headquartered in Ireland, founded in 1987  Financial Summary  5 Year Total Return  20%  0%  -20%  -40% ALKS: -38%  -60%  -80%  Share Price ($) (06/02/23) 29.51  Basic shares outstanding (mm) 166.1  Market Cap ($M) 4,902  + Debt ($M) 293  - Cash ($M) 693  Enterprise Value ($M) 4,502  10  Source: Bloomberg (June 2, 2023)

 Alkermes is made up of a patchwork of subscale business units  Commercial products for addiction and mental illnesses  Manufacturing  Royalties from drugs with licensed Alkermes technology  Research and Development  Oncology (to be spun)  10

 Alkermes’ assets are valuable, but the current business  model traps and destroys shareholder value  Alkermes if optimally run for shareholders is worth meaningfully more than the current valuation  ALKS current valuation  ALKS run for shareholders  Upgrade  Alkermes  10  Note: not to scale

 Sarissa Capital has best-in-class expertise in constructive shareholder engagement in the healthcare sector  10  A bottom-up approach focusing on high quality drugs at deep value entry points. Actively works to execute an operational turnaround often through board influence and shareholder support  Investment Process  Sarissa Capital, founded in 2013, is an institutional fund focused on constructive shareholder engagement in the healthcare sector  Strategy

 Sarissa has a history of creating value for shareholders in the healthcare space  Acquired 2020, $9.7 Bn  10  Acquired 2018, $11.6 Bn  Acquired 2017, $5.2 Bn  Acquired 2014, $3.85 Bn  Position initiated 2015  Sarissa joined board 2016  Chairman of the Board 2018 - 2020  Position initiated 2017  Sarissa joined board 2017  Position initiated 2013  Sarissa joined board 2014  Chairman of the Board  2016 - 2017  Position initiated 2013

 Although Sarissa feels strongly about board representation, we have made significant efforts to settle  10  We are trying hard to avoid this proxy contest and have offered reasonable settlement compromises including delaying our appointment to the board and making it contingent upon stock price targets not being met

 Instead of accepting Sarissa’s latest proposal,  Alkermes offered to meet with us twice per year  Sarissa  Alkermes  Particularly odd given most companies meet with major shareholders at least four times per year as matter of course  10

 BLUE  VOTE THE UNIVERSAL CARD TO UPGRADE ALKERMES  UPGRADEALKERMES.COM  Vote before General Meeting of Alkermes shareholders scheduled for June 29, 2023.  We urge all shareholders to vote today.  10  ONLY VOTE 1 CARD. DISCARD THE WHITE PROXY CARD  Vote “FOR” the election of Sarissa Nominees  Vote “AGAINST” the compensation of the Company’s named  executive officers  Vote “FOR” all other proposals in our proxy statement

 Summary  10  Alkermes has destroyed meaningful shareholder value  Alkermes is a hodgepodge of businesses  Pops is the wrong person to lead  Adding Sarissa representatives to the board of directors will add needed perspectives and skills and unlock shareholder value

 Alkermes’ price performance since its early years in  public market is dreadful compared to biotech index  Nasdaq Biotechnology Index (NBI) started 11/1/1993  Difference of +1,429%  0%  -500%  500%  1000%  1500%  2000%  3000%  2500%  ALKS  NBI  Source: Bloomberg (6/2/23)  11  ALKS: +530%  NBI: +1,959%

 400%  350%  300%  250%  200%  150%  100%  50%  0%  -50%  -100%  ALKS  IBB  XBI  NBI  ALKS price performance last 10 years  ALKS: -4.9%  XBI: +136%  NBI: +124%  IBB: +118%  Difference up to 141%  Source: Bloomberg (6/2/23)  11

 ALKS price performance last 5 years  100%  80%  60%  40%  20%  0%  -20%  -40%  -60%  -80%  ALKS  IBB  XBI  NBI  ALKS: -35.3%  NBI: +21.2%  IBB: +18.2%  XBI: -10.4%  Difference up to 56%  Source: Bloomberg (6/2/23)  11

 $0  $10  $20  $30  $40  $50  $60  $/Share  ALKS recent stock price movement… déjà vu  all over again  Here we go again…  Source: Bloomberg (6/2/23)  11

 Since 2015 Alkermes has almost doubled revenue to  >$1 Bn…but ALKS stock price has more than halved  Source: Bloomberg (6/2/23) / Price performance shown from 1/2/2015 to 12/30/2022  Wide divergence in revenue growth and stock price indicates a real problem  Alkermes stock price performance has been poor vs Indexes  Alkermes has grown revenues by +77% since 2015  $628  $746  $903  $1,094  $1,171  $1,039  $1,174  $1,112  $600  $400  $200  $0  $800  $1,000  $1,400  $1,200  2015 2016 2017 2018 2019 2020 2021 2022  Revenue ($M)  -80%  -30%  20%  70%  120%  170%  ALKS XBI  15  IBB NBI  ALKS: -54.4%  XBI: +32.2%  NBI: +31.5%  IBB: +28.6%

 $903  $1,094  $1,171  $1,039  $1,174  $1,112  -$148  -$99  -$175  -$112  -$29  -$142  -$400  -$200  $800  $600  $400  $200  $0  $1,000  $1,200  $1,400  2017  2018  2019  2020  2021  2022  $M  Despite multiple years with revenues >$1Bn, the company continues to operate at a loss  Alkermes Revenue vs Operating Loss  Revenue Operating Loss  Revenue > $1 Bn  16  Operating loss  Source: Alkermes corporate filings

 Generating >$1 Bn in revenue for 5 years and still operating at a loss indicates a fundamental problem with the business model  Impressive, I know.  You try to do it!  16  How do you generate >$ 1 Bn in revenue every year and still lose money???

 Alkermes burned through >$5.5 Bn in revenue over the last 5 years, the equivalent of buying the Boston Red Sox and still  having ~$1 Bn left over…  Source: Alkermes corporate filings and NBCsports.com  + ~$1 billion cash  16

 Management touts successful revenue generation but costs are out of control  2022  Revenue  Expenses  2021  19  2020  2019  2018  Revenue  Expenses  Revenue  Expenses  Revenue  Expenses  Revenue  Expenses1  Expenses = COGS + R&D + SG&A + Other, including amort of acquired intangibles Source: Alkermes corporate filings  Expenses  Revenues

 Alkermes’ board needs shareholder representation to prevent further destruction of shareholder value  19

 Summary  19  Alkermes has destroyed meaningful shareholder value  Alkermes is a hodgepodge of businesses  Pops is the wrong person to lead  Adding Sarissa representatives to the board of directors will add needed perspectives and skills and unlock shareholder value

 Generating >$1 Bn in revenue for 5 years and still operating at a loss indicates a fundamental problem with the business model  Let me show you  how it’s done…  19  How do you generate >$ 1 Bn in revenue every year and still lose money???

 At its core, Alkermes is a patchwork of subscale businesses with bloated expenses  “The House That Pops Built”  19  Commercial  Large revenue potential but commercial model is subscale and fails to reach the economies of scale of larger pharma companies  Royalties  Valuable royalty revenue for out-licensed technologies that should fall  directly to the bottom line and reward shareholders (do not)  Manufacturing  Alkermes manufactures drugs for itself and commercial partners but we  believe not at a profit, are undersized and have had mishaps and delays  Research and Development  Inefficient R&D spend and a large proportion of revenues. Ex., its foray  into cancer does not build on its expertise in neuropsychiatry

[1] Alkermes receives royalties on its proprietary technologies

Description of Current Key Royalty Streams			
Drug	**Indication(s)**	**2022 Net Product Sales**	**Expiration**
Invega Products (JNJ[1])	Schizophrenia & Schizoaffective Disorder	~$4.1 Bn	Patent royalties 2030 US - Know-how royalties with Interim Awards*
Risperdal Consta (JNJ)	Schizophrenia & Bipolar I	~$500 M	2023
Vumerity (Biogen)	Multiple Sclerosis	~$550 M	2033

[1]Johnson and Johnson / Source: Corporate filings
*ALKS received interim awards on 12/21/22 and 4/19/23 in its arbitration proceedings. Investors await further details

SARISSA CAPITAL MANAGEMENT LP

24

 Collecting these royalties is incredibly lucrative and straightforward, like collecting checks  Royalty Revenue Breakout  394  344  365  436  220 1  200  100  300  400  500  Revenues ($M)  0  2018  Risperdal consta  2019 2020 2021  Invega Ampyra/Fampyra Other  2022  Vumerity  Expenses associated with royalties should be de minimis  !Royalties in 2022 negatively impacted by dispute with JNJ  Source: Alkermes corporate filings  25

 What makes Alkermes’ spending so remarkable  for roughly 1/3rd of its revenue (royalties), expenses are de minimis1  36%  29%  35%  37%  20%  $0  $200  $1,200  $1,000  $800  $600  $400  2018  2019  2020  2021  $M  Royalties as % of Total Revenue  Royalties  Total Revenue  !Royalties in 2022 negatively impacted by dispute with JNJ  Source: Alkermes corporate filings  25  20221

 Category  Vivitrol  Aristada  Lybalvi  Indication  Alcohol and Opioid Use Disorder  Schizophrenia  Adult schizophrenia and Bipolar I Disorder  Description  Opioid receptor antagonist  Long-acting injectable aripiprazole  Combination of Zyprexa (olanzapine) and samidorphan  Method of Administration  Intramuscular injectable Q4W  Intramuscular injectable Q4W or Q6W  Daily oral tablet  Year Launched  2006: alcohol dependence  2010: opioid dependence  2015  Fall 2021  2022 Revenues ($M)  $379M  $302M  $96M  2023 Revenue Guidance ($M)  $380M - $410M  $315M - $345M  $180 - $205M  [2] Alkermes has 3 drugs that it commercializes  Source: Alkermes corporate filings  27

 Revenues from its commercial franchise have grown and are promising  Commercial Revenues by Drug  $363  $450  $524  $552  $627  $778  $900  $800  $700  $600  $500  $400  $300  $200  $100  $0  Revenues ($M)  2017 2018 2019 2020 2021 2022  Vivitrol Aristada Lybalvi  Revenue CAGR: +16.5%  Source: Alkermes corporate filings  27

 But commercial revenues have come at a tremendous cost (i.e., inefficient)  74%  61%  58%  50%  $0  $100  $200  $300  $400  $500  $600  $700  $800  2019  2022  $M  Selling & Marketing (S&M) expenses as % of commercial revenues  S&M expenses  2020 2021  Commercial franchise revenues  Sales and marketing expenses have been grossly inefficient at  >50% of commercial revenues (S&M as a % of total revenue would be misleading as historically ~1/3rd of total revenues are royalties that should drop to the bottom line)  Source: Alkermes corporate filings  27

Aristada, Lybalvi, and Vivitrol target massive markets, far larger than what a midcap biotech can service efficiently

	ARISTADA® LYBALVI®	LYBALVI®	Vivitrol®	Vivitrol®
	Schizophrenia	**Bipolar I Disorder**	**Opioid Dependence**	**Alcohol Dependence**
US market (adults)	~2,600,000	~3,900,000 – 5,200,000	~2,600,000	~27,800,000


Alkermes

Alkermes' medicines are valuable and address large market opportunities, but Alkermes cannot efficiently capture value

Sources: Corporate presentation (3/2023) and 10-K (2/16/23)

SARISSA CAPITAL
MANAGEMENT LP

30

 135  225  241  297  360  421  4.6  0  50  100  150  200  250  300  350  400  450  ALKS  SNY  PFE  NVS  MRK  NVO  LLY  Enterprise Value ($Bn)  Enterprise values of companies with salesforces  Large pharmaceutical companies benefit from economies of scale and marketing muscle, leaving smaller companies like Alkermes at a disadvantage  Source: Bloomberg (5/30/23)  >29 fold!  Hence, large pharma has historically commercialized neuropsychiatric medicines  31

 Alkermes’ self commercialization model lacks economies of  scale, destroying tremendous shareholder value  More efficient use of salesforce  Sales rep (Alkermes)  Commercializing only a few drugs with call points that do not sufficiently overlap lacks scale  Sales reps (Company B)  31

 I think the key here is building out in a competitive space, both in schizophrenia and in addiction, building out a fully capable sales organization. And as we've grown, I think, to continue to show that long term gap in growth that Rich talked about that we're looking for in the top line, making sure that we have the right infrastructure in place, again to match the competitive nature in the antipsychotic market, but also to make sure that we have those field reimbursement managers and key account managers in VIVITROL, as Jim Robinson mentioned before. So yes, we absolutely have been investing in SG&A.  Pops and his team admit the obvious: it is expensive for Alkermes to commercialize its drugs  Sources: Q4’18 earnings call (2/14/19), Stifel 2023 CNS Day (3/29/23)  Shareholders shouldn’t have to foot the bill to finance Pops’  inefficient strategies and empire-building aspirations  Richard Pops (CEO), March 2023:  Although Pops acknowledges it is expensive to build a commercial infrastructure, he still aspires to build a large commercial platform  I think what people are learning is, it is quite expensive and time- consuming to build a commercial presence in some of these serious mental illness, government pay type settings. We now have proven ourselves with three products and if LYBALVI continues to execute, I think, furthering, burnishing the image of that platform, then that platform can take additional products in time.  James Frates (CFO), February 2019, in response to  why 2019 guided SG&A was ~60% above 2016 levels:  31

 [3] Alkermes manufactures drugs for itself and third parties  Wilmington, Ohio, USA  Athlone, Ireland  Tremendous shareholder capital has been spent developing manufacturing capabilities but unclear if Alkermes can excel at manufacturing  Notable products manufactured at each facility:  Source: Alkermes corporate materials  34

 Manufacturing is not a core competency for Alkermes as recent missteps have shown  Lybalvi Complete Response Letter Due to Manufacturing  Vumerity Manufacturing Issues  Lybalvi received a complete response letter from FDA in 11/2020 due to manufacturing concerns  When Lybalvi was finally approved in 6/2021, launch was delayed until 10/2021 due to commercial manufacturing not being ready  10-Q (3Q22): "The decrease in manufacturing revenue in the three months ended September 30, 2022, as compared to the three months ended September 30, 2021, was primarily due to the manufacture of fewer commercial batches. We continue to work to address a manufacturing issue related to VUMERITY, which, if it persists, will continue to negatively impact our manufacturing revenue and may negatively impact our royalty revenues."  Source: Alkermes corporate filings and press releases  35

 133  104  119  106  112  100  80  60  40  20  0  120  140  2018  2019  2020  2021  2022  Revenues ($M)  Risperdal consta  Ampyra/Fampyra  Other  Vumerity  Manufacturing revenues have been small and not growing  Source: Alkermes corporate filings  Stagnant revenues  36

 133  104  119  106  112  20  0  80  60  40  120  100  140  2018  2019  2020  2021  2022  Manufacturing Revenues ($M)  Alkermes’ manufacturing business lacks scale and is  likely not profitable  *Manufacturing expense estimate based on Sarissa assumptions of the following:  ~1,000 employees as specified by the 2019 Alkermes corporate presentation.  **Employee cost of ~$111k/employee based on Data USA public database: https://datausa.io/profile/naics/pharmaceutical-medicine-manufacturing  Revenues ~$100-130M  Personnel cost:  ~1,000 employees* x $111K** = ~$111M  Depreciation and other expenses  Costs > Revenue  37

 Alkermes’ manufacturing business can be  optimized in the hands of the right company  A company with scale and expertise in manufacturing can make better use of shareholder capital and minimize regulatory disruptions and commercial delays  Company with established scale and  expertise in manufacturing  Value can be  unlocked  37

 [4] R&D pipeline reflects a company with expertise in neuropsychiatry spending heavily far afield in cancer with uncertain promise  Source: Company Website (June 2023)  First rule of R&D:  Do something you’re not good at and see what happens  37

 And it costs a lot: R&D spend at ~35-45% of revenue has been excessive  39%  44%  38%  35%  35%  $0  $200  $1,200  $1,000  $800  $600  $400  2018  2019  2020  2021  2022  $M  R&D as % of Total Revenue  GAAP R&D  Total Revenue  >$2 Bn spent on R&D  in the last 5 years!  Source: Alkermes corporate filings  40

 Lead oncology asset nemvaleukin has been expensive (external + est. internal R&D)  $7  $8  $12  $45  $81  $161  $162  $170  $20  $0  $60  $40  $180  $160  $140  $120  $100  $80  2021  2022  $M  Nemvaleukin Alfa (ALKS 4230) R&D Spend  2015 2016 2017 2018 2019 2020  External R&D Spend Estimated Internal R&D Spend*  While tremendous shareholder capital has been invested in oncology, the payout remains unclear  Sources: Alkermes corporate filings  *Internal R&D spend for nemvaleukin was estimated by multiplying total internal R&D spend by nemvaleukin’s fraction of total external R&D spend External R&D includes CROs, consulting fees, lab services, product materials, and manufacturing activities  Internal R&D includes employee-related expenses occupancy, depreciation, and overhead  Likely >$650M has already been spent on nemvaleukin through 1Q23  41

 After years, Alkermes admits the mismatch of costly cancer R&D within its core neuroscience business  Alkermes press release June 2023  Even Alkermes now (belatedly) admits that the oncology business distracts the  company from its neuroscience business and achieving profitability  42  Source: Company press release

 Even within neuroscience, Alkermes has destroyed shareholder capital on wishful R&D programs  Alkermes threw away millions running five Phase 3 trials on a drug to treat depression that was ultimately rejected by the FDA  42

 Of the programs highlighted in the 2021 R&D Day, only orexin has a clearly articulated future  Source: Alkermes Investor Day 2021  We agree ALKS 2680 is promising (high risk/high reward), but since its R&D Day in 2021, Alkermes burned hundreds of millions of dollars to achieve this  Getting spun out  42

Unclear if anything of value will emerge from the acquisition of Rodin Therapeutics in 2019

News | November 19, 2019

Alkermes to acquire Rodin Therapeutics in $950m deal

Irish biopharmaceutical company Alkermes has agreed to buy US-based neuroscience-focused firm Rodin Therapeutics under a deal worth up to $950m.

~3 years later



Lead asset from Rodin acquisition called '1140 ultimately failed in its first clinical trial

Richard Pops provides updates on acquired assets from Rodin acquisition (November 2022):

"On the HDAC, we stopped the development of 1140, which was the first one we put in the clinic because of the metabolic profile. We have backups. We've gone to the backups now. We're seeing some encouraging things in the backups, but it's too early to say whether we're going to have another candidate that emerges because the threshold for nomination is quite high. We understand that both the chemistry and the biology that we want to achieve. And if we hit it, then we'll put another one into the clinic, but too early to call that right now."

Sources: pharmaceutical-technology.com, Alkermes 3Q2022 earnings call (11/2/22)

SARISSA CAPITAL
MANAGEMENT LP

45

 And that, folks, is how you generate >$ 1 Bn in revenue every year and still lose money  Let’s see how much I can  spend this year!  45  Generating >$1 Bn in revenue for 5 years and still operating at a loss indicates a  fundamental problem with the business model

 Summary  45  Alkermes has destroyed meaningful shareholder value  Alkermes is a hodgepodge of businesses  Pops is the wrong person to lead  Adding Sarissa representatives to the board of directors will add needed perspectives and skills and unlock shareholder value

 $60  $80  $120  $100  $40  $20  $0  7/16/1991 1/5/1997 6/28/2002 12/19/2007 6/10/2013 12/1/2018  $/Share  Despite poor performance since 1991, one thing has been a constant: CEO Pops at the helm of Alkermes  Source: Bloomberg (6/2/23)  Dissolution of the Soviet Union  45  “The definition of insanity is doing the same thing over and over and expecting different results”  - misattributed to Albert Einstein

 We cannot trust Pops to get us out of this mess when he spent decades creating the mess  "Morning, boys. How's the water?"  "What the h*ll is water?"  Source: Transcription of 2005 Kenyon Commencement Address (May 2005) given by David Foster Wallace  49

 A masterful salesman, CEO Pops teases investors with false promises but never quite delivers  Source: Alkermes earnings calls (4Q20, 1Q21 and 4Q22)  1In 2023  Years of emphasizing “a focus on profitability”  Alkermes still remains GAAP unprofitable  >$1bn in revenues still result in negative net income  “Demonstrate the value of R&D investments”  Hundreds of millions of annual R&D spend  Unfocused pipeline often in incongruous indications  “Leveraging the commercial infrastructure”  Spent hundreds of millions to sell Aristada by itself for nearly 6 years  Add’l 50 sales reps added in 2021 and $75-80M add’l direct to consumer  spend1 to sell Lybalvi  50

 Pops appears to offer alternative narratives  Source: Alkermes conference call (6/1/21) and JPM conference call series (11/19/21)  Richard Pops on 1Q21 earnings call (June 2021)  J.P. Morgan Conference (November 2021)  June 2021 – Pops attributes delay in Lybalvi launch to manufacturing issues  Lybalvi receives a complete response letter from FDA due to manufacturing concerns (November 2020)  Lybalvi finally approved in 6/2021  November 2021 (six months later) – Pops attributes delay in launch to Covid  51

 Pops known to overpromise and underdeliver –  here on timing of oncology updates  Alkermes 1Q2023 Earnings (April 2023)  Alkermes 3Q2022 Earnings (November 2022)  Question: “…I feel like this will be so important to the valuation of spin, when should we be expecting a DSMB look into ARTISTRY-6 and 7 in 2023? …I got to believe investors that will be getting equity will be very curious about what's there to learn from the monotherapy and the combo trials?  Richard Pops: ”…By the time we spin, we'll have very precise understandings about readouts, interim looks, if any, and other data that will augment the value proposition for the spin.”  November 2022 – Pops promises data prior to  oncology spin  Question: “…Richard, can you remind us, what's the key clinical readout? …And to what extent would those readouts determine whether or not you are absolutely moving forward with the spin?”  Richard Pops: ”…So the punch line to your question on the clinical trial is that we're going to spin while both ARTISTRY-6 and ARTISTRY-7 are still underway and blinded….”  April 2023 (only months later) – Pops  states no clinical trial data prior to spin  51

 Pops has overpromised and underdelivered on a partnership for its oncology asset nemvaleukin for years  *Source: Alkermes Earnings Call Transcripts  4Q2019 Earnings Call  “Well, I think a lot will depend Pam on the exact partnership. I mean, as Rich outlined, there's both commercial as well as scientific logic to partnering 4230. And I think if we --the broadest sense, the way I think about it, if we have a partner, we can probably attack a lot more potential indications and spend a lot of money together with a partner.”  1Q2018 Earnings Call  “…there's a number of companies who would be interested in working with 4230 in combination with their particular IO agent…So, we're having those discussions and an early partnership could be something where not a strategic business partnership but simply accessing somebody's IO agent and running a study together. And we have those discussions underway now”  1Q2021 Earnings Call  “Our priorities are clear…advance nemvaleukin development program and seek partnership  opportunities  Pops has teased investors with a potential partnership of nemvaleukin for over 3 years…  51

 Pops has lost credibility in the eyes of shareholders  Alkermes’ largest blue-chip investor voted against them in 2021 and subsequently sold their entire stake  Many institutional shareholders have voiced displeasure with Pops to Sarissa  Press for change  51

 *Preliminary Proxy 2023  51

 For poor performance, Pops pads his pockets with excessive compensation  Source: Alkermes Proxy Statement  While the company is operating net income negative, Pops personally is REALLY net income positive  56

 In fact, over the past 15 years, he has personally made >$150M*  Shareholder Capital  Alkermes  57  CEO Pops’ Net Worth  Source: Alkermes Proxy Statements  * Calculated by adding Richard Pops’ compensation from 2007-2022, inflation adjusted  Over the last 15 years, Alkermes has a cumulative net loss  >$1 Bn and Pops has taken home $150 M

 Most interested in keeping his job, we understand Pops recently undertook a questionable roadshow to lobby against Sarissa representation on the board  57  We find this conduct highly unusual and concerning, particularly given that it occurred during the company’s quiet period and prior to the filing of any proxy materials with the SEC  We believe that Mr. Pops should be focused on running the company instead of  lobbying against shareholder representation on the board  We view these actions as another example of the board’s insufficient oversight of Mr. Pops

 $0  $20  $40  $60  $80  $100  $120  7/16/1991  1/5/1997  6/28/2002  12/19/2007  6/10/2013  12/1/2018  $/Share  We can only speculate that CEO Pops cares more about  his compensation and image than Alkermes’ stock price  Source: Bloomberg (6/2/23)  57

 Summary  57  Alkermes has destroyed meaningful shareholder value  Alkermes is a hodgepodge of businesses  Pops is the wrong person to lead  Adding Sarissa representatives to the board of directors will add needed perspectives and skills and unlock shareholder value

 Alkermes’ poor corporate governance  impedes value creation  CEO and Chairman Richard Pops has entrenched himself and ignores the proper governance checks and balances between the board and management  Lack of shareholders, the owners of Alkermes, on the board  Insufficient, half-hearted governance by Alkermes  57

 The board waited 30 years to appease shareholders’ desire for profitability with a plan that is grossly inadequate and disregards the fundamental issues at Alkermes  Source: Alkermes Press Release (December 2020)  Only after heavy shareholder pressure, including from Sarissa, did Pops commit  to “adjusted” profitability metrics in 2020 that will take 3-4 years to implement  57

 Furthermore, the profitability commitments are on non-GAAP and vague metrics, giving the board plenty of “adjusting” room to obfuscate poor performance  1Calculated as earnings before interest, taxation, depreciation, amortization and one-time items, includes  Alkermes Press Release December 2020  Alkermes’ non-GAAP net income and EBITDA exclude stock-based compensation but shareholders pay for this expense ($94M in 2022)!  Ironically, although manufacturing is unlikely profitable, the depreciation of the expensive manufacturing plants is now helping the company reach its adjusted profitability targets  share-based compensation expenses  63

 Adjusted EBITDA vs EBITDA vs net income  explained  Source: Twitter 5/30/2023  64  Of course, Alkermes’ net  income is negative

 Under pressure from shareholders, in 2020 Alkermes announced destaggering of the board but in a delayed and shareholder unfriendly way  Source: Alkermes Proxy 2022  “On June 11, 2021, Mr. Gaffin and Mr. DiPaolo [Sarissa] discussed the Company’s proxy proposals for the 2021 AGM. Mr. DiPaolo expressed dissatisfaction with the timing of the process advanced by the Company to declassify the Board.”  Alkermes Press Release May 2023  65  Announced in 2020, destaggering not to be completed in 2024

 Governance at Alkermes has largely been controlled by Pops in  Sarissa’s interactions  Sarissa would like to discuss shareholder representation on the Board of Directors  You can talk to me about that  You can talk to Pops about that  65  Alkermes’ board  For almost 2 years, Sarissa did not interact with any independent member of the Board or the Nominating and Governance Committee with discussions flowing almost exclusively through CEO Pops, contrary to good governance practices

 Sarissa has had multi-year discussions on board representation with most conversations flowing through Pops  Source: Sarissa press release (May 2022)  2020  2021  2022  2023  Sarissa discusses with CEO Pops the benefits of shareholder presence on the Board  Sarissa continued to express concerns to CEO Pops regarding operational execution, capital allocation, and corporate governance  Only after calling out the bad governance behavior did certain independent directors begin to have direct dialogue with Sarissa representatives  Conversations with Pops  Conversations with independent directors  65

 Alkermes board rejected all Sarissa nominees in 2022 without ever meeting or speaking with them  From my view, they are  65  unacceptable!

 Our efforts to add Sarissa shareholder representatives to the board have been met with resistance and stalling tactics  Having one of the largest shareholders on the board will help Alkermes be run for shareholders  65

 Despite Sarissa’s expertise in company spin-offs, Alkermes shuns Sarissa representation on the board  *Source: Ironwood/Cyclerion Press Release; Biogen/Bioverativ Press Release  Sarissa’s success at orchestrating company spin-offs has created tremendous shareholder value  Sarissa led spin-off deals  65

 How Alkermes spins oncology is important   separation must be done to create shareholder value  Source: Sarissa Press Release May 2018  71

After success in its arbitration against JNJ, Alkermes board hid that Sarissa urged the company to enter arbitration sooner and not delay the receipt of funds

Alkermes **2022** Proxy Statement	VS	Alkermes **2023** Proxy Statement
On March 2, 2022, Mr. Gaffin and Ms. Coombs conducted a conference call with Mr. DiPaolo, Mr. Kostas and Mr. Huang of Sarissa. During the call, the parties discussed recent publicly disclosed interactions between the Company and Janssen in respect of the notices of partial termination. Mr. DiPaolo inquired about the nature of the Company's interactions and why the Company had not yet initiated arbitration or litigation in the matter. Mr. Gaffin responded that this information would constitute material non-public information and that, as such, he would not be able to comment. Mr. DiPaolo continued to question Mr. Gaffin on his opinion as to the odds of success in an arbitration with Janssen. Mr. Gaffin again declined to comment.		On March 2, 2022, Mr. DiPaolo and Mr. Gaffin spoke twice. Mr. Gaffin reiterated the Company's interest in engaging with Dr. Denner in respect of the Second Sarissa Nomination Notice and inquired why Dr. Denner chose not to respond to Mr. Pops' attempts at outreach. Mr. DiPaolo responded that he was not privy to Dr. Denner's rationale.

Sarissa believed that Alkermes should have acted swiftly and aggressively on frivolous claims by JNJ. Why try to delay arbitration and introduce extra costs, delayed revenue, and volatility to the stock?

ii Calculated as earnings before interest, taxation, depreciation, amortization and one-time items, includes share-based compensation expenses.

SARISSA CAPITAL MANAGEMENT LP

72

Throughout our multiyear engagement, we have been patient and desired a settlement  Alkermes email (May 3, 2023)  72

 With a desire to settle and avoid a proxy fight, Sarissa made a significant concession to link board representation to stock performance but was summarily rebuffed  Despite a reasonable compromise and a significant concession on our part, Alkermes rejected our proposal to link Sarissa board representation with Alkermes stock price  72

 Board appears to have insufficient oversight of Pops  Pops and not independent directors led NomGov discussions with Sarissa for years  Pops reportedly soliciting votes during quiet period prior to filing proxy materials  Board providing Pops’ lucrative compensation despite performance Alkermes’ culture of overpromising and underdelivering  Board has allowed Pops to empire build   years of excessive spending with no coherent business strategy  Directors  Directors  72

 Increasingly evident, Sarissa representative directors are needed to finally run Alkermes for shareholders  Sarissa is uncertain why the board is so resistant to having direct shareholder representatives on the board of Alkermes  We are your 3rd largest shareholder, and the largest non-index fund holder.  You can’t come in  72

 Alkermes refuses to add a Sarissa representative to the board  72  Sarissa mutually agreed with Pops for Alkermes to add Dr. Cato T. Laurencin (a non-Sarissa representative) to the board in 2021 as a good first step to providing fresh perspectives to the Alkermes’ board  Sarissa believes that Dr. Laurencin is a good addition to the board, but still believes shareholder representation is essential  Source: Alkermes Press Release, Today.uconn.edu

 Sarissa is nominating three qualified individuals who are dedicated to unlocking shareholder value at Alkermes  Patrice Bonfiglio  Alex Denner, Ph.D.  Sarah Schlesinger, M.D.  72

 Alex Denner, Ph.D.  Work Experience  Currently:  Founding partner and Chief Investment Officer of Sarissa Capital Management LP  Prior, include:  Senior Managing Director at Icahn Capital  Portfolio Manager at Viking Global Investors  Healthcare portfolio manager at Morgan Stanley Investment Management  Board Experience  Currently:  Biogen Inc. (Chair of Corporate Governance Committee)  Ironwood Pharmaceuticals (Chair of  Gov-Nom Committee)  Attralus, Inc.  Prior, include:  The Medicines Company (Chairman)  Bioverativ  ARIAD Pharmaceuticals (Chairman)  Amylin Pharmaceuticals  ImClone Systems (Chairman, Chairman of Executive Committee)  72

 Patrice Bonfiglio  Work Experience  Currently:  President at Sarissa Capital  Chief Operating Officer, Chief Financial Officer and Chief Compliance Officer of Sarissa Capital  Prior, include:  Head of Operations at Arbalet Capital  Operations Manager at Arrowhawk Capital  Senior Accountant at Ridgefield Capital  Associate and Fund Accountant at Pequot Capital  Board Experience  Currently:  Amarin Corp  72

 Sarah Schlesinger, M.D.  Work Experience  Currently:  Associate Professor at Rockefeller  University  Senior Attending Physician at Rockefeller University Hospital  •  Prior, include:  Scientist at Vaccine Research and Design  International AIDS Vaccine Initiative  Research Physician at Walter Reed Army Institute of Research  Board Experience  Currently:  Innoviva, Inc. (Chair of Nominating/Corporate Governance Committee)  Armata Pharmaceuticals  Prior, include:  The Medicines Company  ARIAD Pharmaceuticals (Chair of  Science and Medicine Committee)  72

 We expect the company to argue that Denner, as a director of Biogen, has a conflict of interest since Biogen is partnered with Alkermes for Vumerity…  The Excuses Hat of Alkermes  72

 …but Alkermes cleared conflicts for a Biogen director (not  named Alex Denner) to join the Alkermes board  Source: Email agreement between Alkermes management and Sarissa  Alkermes email  Alkermes email  Biogen  Director  Biogen  Director  Candidate’s employer  Candidate’s employer  72

 Blocking Denner from joining the Alkermes board is really a desire to keep Sarissa off the board, not because of purported conflicts of interests  Sarissa and Alkermes agreed to a list of acceptable board candidates, which included a Biogen board member, to join in 2022  Biogen Board Member (not named Alex Denner)  Seems like Biogen board membership isn’t “conflict of interest,” but rather, Pops’ desire to keep Sarissa off the board!  72  Pops subsequently rejected Alex Denner as a board candidate citing his service on Biogen board

 Without clear explanations why Alkermes will not accept our candidates, we can only speculate they fear the following:  Sarissa will introduce oversight by shareholders  Sarissa will show that the company’s business model is flawed  The era of complacency with capital allocation will come to a close Shareholders will realize old Alkermes wasted billions of dollars on poor R&D choices The issues with manufacturing and its lack of profitability at Alkermes come to light  Sarissa will take credit for the oncology spin  Alkermes board appears insistent on insulating itself from shareholder oversight and accountability  72

 $60  $80  $120  $100  $40  $20  $0  7/16/1991 1/5/1997 6/28/2002 12/19/2007 6/10/2013 12/1/2018  $/Share  DO NOT RE-ELECT RICHARD POPS   Despite poor  performance since 1991, one thing has been a constant: CEO Pops at the helm of Alkermes  *Blank  Dissolution of the Soviet Union  72  “The definition of insanity is doing the same thing over and over and expecting different results”  - misattributed to Albert Einstein

 DO NOT RE-ELECT RICHARD GAYNOR   a cancer  specialist is no longer needed on the board as Alkermes refocuses on neuroscience  Source: Alkermes Press Release  The value of 18 years of experience in oncology-focused drug development (to use Alkermes’  words) is now irrelevant except perhaps with the oncology spin  87

 DO NOT RE-ELECT SHANE COOKE  Alkermes needs a  fresh perspective and not another long-term member of  Alkermes’ management on its board  Cooke filled his retirement from Alkermes with…more Alkermes. Shareholders don’t need more of the same at Alkermes as the company’s past performance has shown  88  Source: Alkermes Website

 Summary  88  Generating >$1 Bn in revenue for 5 years and still operating at a loss indicates a fundamental problem with the business model  Alkermes continues to destroy shareholder value  Substantial shareholder value can be unlocked if Alkermes were run for the benefit of shareholders  Sarissa is nominating three qualified candidates to join the Alkermes board and upgrade the company for all shareholders  The current board of directors refuses involvement from major shareholder with a long history of creating value  Sarissa continues to make efforts to settle

 BLUE  VOTE THE UNIVERSAL CARD TO UPGRADE ALKERMES  UPGRADEALKERMES.COM  Vote before General Meeting of Alkermes shareholders scheduled for June 29, 2023.  We urge all shareholders to vote today.  88  ONLY VOTE 1 CARD. DISCARD THE WHITE PROXY CARD  Vote “FOR” the election of Sarissa Nominees  Vote “AGAINST” the compensation of the Company’s named  executive officers  Vote “FOR” all other proposals in our proxy statement

 Shareholders can vote in one of three easy ways:  Voting by Internet – Visit www.cesvote.com. You will be prompted to provide the unique control number featured on your BLUE universal proxy card.  Vote by Phone – Dial the toll-free number 1-888-693-8683. You will be prompted to provide the unique control number featured on your BLUE universal proxy card.  Voting by Mail – Sign, date and return your BLUE universal proxy card in the postage-paid envelope sent to you.  88  The General Meeting of Alkermes shareholders is scheduled for June 29, 2023. We urge all shareholders to vote today “FOR” the election of the Sarissa Nominees, “AGAINST” the compensation of the Company’s named executive officers, and “FOR” all other proposals in our proxy statement.  Shareholders are strongly encouraged to submit their votes today or risk having their votes not counted

 BLUE  88  If you have any questions regarding your proxy card or need  assistance in executing your proxy card, please contact:  D.F. King & Co., Inc. 48 Wall Street  New York, New York 10005  Shareholders call toll-free: (866) 207-3648  Banks and Brokers call: (212) 493-6952  By Email: ALKS@dfking.com  VOTE THE BLUE PROXY CARD TODAY FOR YOUR VOTES TO COUNT AT THE ALKERMES’ ANNUAL GENERAL  MEETING OF SHAREHOLDERS ON JUNE 29, 2023

 Disclosures  88  GENERAL CONSIDERATIONS  This presentation is for general information purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise).  The views expressed in this presentation represent the opinions of Sarissa Capital Management LP and certain of its affiliates (collectively, “Sarissa”), which beneficially own shares of Alkermes plc (the “Company”) and are based on publicly available information with respect to the Company. Sarissa recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Sarissa’s conclusions.  Sarissa has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Sarissa does not endorse third-party estimates or research that are used in this presentation solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the Securities and Exchange  Commission (“SEC”) or any other regulatory agency or from any third party, is accurate. Past performance is not an indication of future results.  Certain financial information and data used herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third party reports. Neither Sarissa nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. The figures presented herein may not have been calculated using generally accepted account principles (“GAAP”) or international financial reporting standards (“IFRS”) or audited by independent accountants. Such figures may vary from GAAP and IFRS accounting in material respects, and there can be no assurance that any unrealized values reflected herein will be realized. Further, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Sarissa herein are based on assumptions that Sarissa believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material, or that any of the assumptions provided in this presentation are accurate. This presentation does not recommend the purchase or sale of any security.  Sarissa disclaims any obligation to update the data, information or opinions contained in this presentation.

 Disclosures  88  NOT AN OFFER TO SELL OR BUY  Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This presentation does not recommend the purchase or sale of any security and should not be construed as legal, tax, investment or financial advice or advice on the merits of any investment decision. Sarissa currently beneficially owns shares of the Company. Sarissa is in the business of buying and selling securities and intends to continue trading in the securities of the Company. It is possible that there will be developments in the future that cause Sarissa from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares, regardless of the views expressed in this presentation. Sarissa reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, and to change its intentions with respect to investments in the Company at any time as it deems appropriate, and Sarissa disclaims any obligation to notify the market or any other party of any such changes, except as required by law.  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS  This presentation contains forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Sarissa. Although Sarissa believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this presentation, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Except to the extent required by applicable law, Sarissa will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

 Disclosures  88  CONCERNING INTELLECTUAL PROPERTY  All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Sarissa’s use  herein does not imply an affiliation with or endorsement by the owners of these service marks, trademarks and trade names.  ADDITIONAL INFORMATION  Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying BLUE universal proxy card with the SEC on June 2, 2023, in connection with the solicitation of shareholders of the Company for the 2023 annual general meeting of shareholders (the “Annual Meeting”). Shareholders are advised to read the definitive proxy statement and other documents related to the Annual Meeting as they contain important information.  The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov. The definitive proxy statement and other  relevant documents filed by Sarissa Capital are also available at no charge at www.upgradealkermes.com or by directing a request to Sarissa Capital’s proxy solicitor,  D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (866) 207-3648).